EXHIBIT 10.5

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of December 21, 2006 by and between HPT IHG PR, INC., a Puerto Rico corporation, as landlord (“Landlord”), and INTERCONTINENTAL HOTELS (PUERTO RICO) INC., a Puerto Rico corporation, as tenant (“Tenant”).

WI T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of February 16, 2005 (the “Lease”), with respect to certain Property (this and other capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lease) located in Puerto Rico, all as more particularly described in the Lease; and

WHEREAS, Section 20.22 of the Lease provides that if Landlord is unable to obtain a private letter ruling to the effect that the Additional Rent under the Lease qualifies as “rents from real property” within the meaning of Section 856(d) of the Code, then the parties shall renegotiate, in good faith, certain provisions in the Lease;

WHEREAS, Landlord has been unable to obtain the aforementioned private letter ruling, and, in accordance with the terms of the Lease, the parties have agreed to amend certain provisions therein;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1.             Applicable Percentage. The definition of “Applicable Percentage” set forth in Section 1.7 of the Lease is hereby deleted in its entirety and replaced with the following:

“Applicable Percentage”  shall mean the following percentages for the corresponding periods:

Year	Rate
2005	0%
2006	0%
2007	3.375%
2008	3.9375%
2009	4.5%
2010	5.0625%
Thereafter	5.6250%

2.             Total Hotel Sales.  The definition of “Total Hotel Sales” set forth in Section 1.95 of the Lease is hereby deleted in its entirety and replaced with the following:

“Total Hotel Sales”  shall mean for any period all revenues and receipts of any nature derived directly or indirectly from the Hotel or from the use or operation thereof, including, without limitation, room sales; food and beverage sales; telephone, telegraph, fax and internet revenues; rental or other payments from lessees, sublessees, concessionaires and others occupying or using space or rendering services at the Hotel (but not the gross receipts of such lessees, sublessees or concessionaires); and the actual cash proceeds of business interruption, use, occupancy or similar insurance; provided, however, that Total Hotel Sales shall not include gaming or gambling revenues (including, without limitation, slot machine revenues), rental revenues under any lease or sublease of the Casino to the extent that such rental revenues are based upon gaming or gambling revenues (including, without limitation, slot machine revenues), or the following (for which there shall be appropriate deductions made in determining Total Hotel Sales for): gratuities or service charges in the nature of a gratuity added to a customer’s bill; federal, State or municipal excise, value added, sales or use taxes, room taxes, or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; interest received or accrued with respect to the funds in the FF&E Reserve; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Total Hotel Sales or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); credits or refunds made to customers, guests or patrons; sums and credits received by Landlord for lost or damaged merchandise; proceeds from the sale or other disposition of the Hotel, any part thereof, of FF&E or any other assets of the Hotel; or proceeds of any financing or re-financing; and any other matters specifically excluded from Total Hotel Sales pursuant to this Agreement.

3.             Casino.  A new Section 1.99 is hereby added to the Lease as follows:

“Casino”  shall mean the portions or areas of the Hotel used for gambling or gaming (including, without limitation, those portions or areas of the Hotel used for slot machines).

4.             Additional Rent.  Section 3.1.2(a) of the Lease is deleted in its entirety and replaced with the following:

Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to the Property with respect to each Lease Year beginning with the 2007 Lease Year, in an amount, not less than zero, equal to eight and four thousand three hundred seventy-five ten-thousandths of a percent (8.4375%) of Excess Total Hotel Sales for the Property.

5.             Sublease Limitations.  Section 15.4 of the Lease is hereby deleted in its entirety and replaced with the following:

(a)           For so long as Landlord or any Affiliated Person as to Landlord shall seek to qualify as a “real estate investment trust” under the Code, anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or otherwise enter into any agreement with respect to the Hotel (other than the Casino) on any basis such that in the opinion of the Landlord the rental or other fees to be paid by any sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of such sublessee including, without limitation, gaming or gambling revenues (including, without limitation, slot machine revenues), or (ii) any other formula such that any portion of such sublease rental would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

(b)           The Casino shall not be subleased or leased to any third party together with any other portion of the Hotel.

6.             Private Letter Ruling.  Section 20.22 of the Lease is deleted in its entirety and replaced with the following:  “Intentionally deleted.”

7.             Ratification.  As modified hereby, the Lease remains in full force and effect and is hereby ratified and confirmed.  All references in the Lease to the “Agreement” shall refer to the Lease as modified by this Amendment.

8.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which when taken together bear the signatures of each of the parties hereto, shall have been signed.  Any such counterpart may be delivered by facsimile or e-mail (in .pdf format), and any signature so delivered shall be deemed an original signature for all purposes.

[Remainder of Page Intentionally Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT IHG PR, INC.

By:	/s/ John G. Murray
John G. Murray
President

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this 21st day of December, 2006, before me, the undersigned notary public, personally appeared John G. Murray, President of HPT IHG PR, INC., a Puerto Rico corporation, proved to me through satisfactory evidence of identification, which was by personal knowledge (state form of identification), to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

/s/ Jill M. Bjorkman
(affix official signature and seal of notary)

TENANT:

INTERCONTINENTAL HOTELS (PUERTO RICO) INC.

By:	/s/ Robert J. Chitty
Robert J. Chitty
Vice President

STATE OF

COUNTY OF

On this      day of                     , 2006, before me, the undersigned notary public, personally appeared Robert J. Chitty, Vice President of INTERCONTINENTAL HOTELS (PUERTO RICO) INC., a Puerto Rico corporation, proved to me through satisfactory evidence of identification, which was                                (state form of identification), to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

(affix official signature and seal of notary)